SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of the 16th day of May, 2005, by and among Adsouth Partners, Inc., a Nevada corporation (the "Debtor"), the Lenders, as hereinafter defined, and _____________________________, as agent (the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Lenders have purchased the Notes, as hereinafter defined, and, in partial consideration for the purchase of the Notes, the Company has agreed to grant the Lenders a security interest in the Collateral, as hereinafter defined;

         WHEREFORE, the parties do hereby agree as follows:

   1. When used in this Agreement, the following terms shall have the following meanings:

         (a) "Accounts Receivable" shall mean any right of Debtor to payment for goods sold or leased or services rendered and all proceeds therefrom and all accounts and contract rights, as defined in the UCC, other than Excluded Accounts Receivable.

         (b) "Agent" shall have the meaning set forth in the introductory paragraph of this Agreement and any successor Agent appointed pursuant to
Section 10 of this Agreement.

         (c) "Business Day" shall mean a day on which banks in the State of Florida are not required or permitted to be closed for all or part of the day.

         (d) "Collateral" shall mean (i) all equipment (including without limitation, all machinery, tools, fixtures (other than fixtures for which a security interest is perfected other than by a filing under the UCC), computers and furniture) and Accounts Receivable, all inventory (including without limitation, all merchandise, raw materials, work in process, finished goods and supplies) of any kind and all packaging and shipping materials, and any documents relating thereto, and all right, title and interest of Debtor therein and thereto, whether now owned or hereafter acquired by Debtor and wherever located; (ii) all rights in agreements granting Debtor license and distribution rights, but only if, and to the extent that, Debtor has the right to transfer such rights without the consent of the other party thereto; (iii) all instruments, documents of title, policies and certificates of insurance, securities, general intangibles, intellectual property (other than rights that are expressly excluded from the definition of Collateral), bank deposits, deposit accounts, checking accounts and any and all monies, drafts, notes, items and other property of Debtor and the proceeds thereof, now or hereafter held or received by, or in transit to any Noteholder from or for Debtor, whether for safekeeping, custody, pledge, transmission or otherwise, and any and all balances, sums, proceeds and credits of Debtor with, and any and all claims of Debtor against any Noteholder at any time existing; (v) all accessions, additions or improvements to, all replacements, substitutions and parts for, and all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds or claims by Debtor against third parties, for loss or damage to or destruction of any or all of the foregoing Collateral, and (vi) all books, records, documents and property relating to and all proceeds and products relating to or resulting from all of the foregoing; provided, however, that Collateral shall not include any funds, deposits, certificates of deposit, securities or similar assets pledged to any creditor or any other assets for which possession of the assets is necessary for perfection or for which a filing is required in the United States Patent and Trademark Office.

         (e) "Debtor" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (f) "Event of Default" shall have the meaning set forth in the Note.

         (g) "Excluded Accounts Receivable" shall mean any Account Receivable which Debtor sells or otherwise conveys to Marquette or any other party that is both (i) a holder of Permitted Senior Debt and (ii) a party that either purchases Accounts Receivable from Debtor or provides Debtor which financing secured by accounts receivable. All Accounts Receivable shall be treated as Excluded Accounts Receivable until such time as Debtor, for any reason, excludes such Accounts Receivable from the Accounts Receivable sold to such holder of Permitted Senior Debt or does not borrow against such Account Receivable from such holder of Permitted Senior Debt.

         (h) "Lenders" shall mean the persons who purchased one or more Notes from the Company and executed counterpart copies of this Security Agreement on or after the date of this Agreement.

         (i) "Liabilities" shall mean all obligations of Debtor under the Notes or this Agreement.

         (j) "Marquette" shall mean Marquette Commercial Finance, Inc. and its affiliates.

         (k) "Noteholders" shall mean the Lenders or any other person who holds any of the Notes. Initially, the only Noteholders shall be the Lenders.

         (l) "Notes" shall mean Debtor's 12% convertible promissory notes issued pursuant to subscription agreements between Debtor and the Lenders (the "Subscription Agreements") to which this Agreement is an exhibit. The total principal amount of Notes shall be the sum of the principal amount of Notes issued to each Lender, as reflected on the counterpart signature page of this Agreement signed by the Lenders.

         (m) "Senior Debt" shall mean all indebtedness held by and all obligations, whether immediate or contingent and whether direct or indirect, of Debtor which is secured by a security interest in the Company's assets other than indebtedness for which the instruments creating the indebtedness or the security interest expressly provide that it is not senior to the obligations of Debtor to the Noteholders.

         (n) "Permitted Senior Debt" shall mean all Senior Debt of Debtor to (i) Marquette, Mark Begelman and Bank Atlantic, (ii) any other bank or trust company, insurance company, commercial lender, factor or other person who is in the business generally of making asset-based or other loans so long as the total principal amount with respect to such borrowing, when combined with any obligations described in clause (i), do not exceed $7.6 million, and (iii) any other secured indebtedness which has been approved by the Agent, which approval will not be unreasonably withheld or delayed.

         (o) "UCC" shall mean the Uniform Commercial Code of the State of Florida.

         (p) All terms not expressly defined in this Agreement shall have the meanings set forth in the UCC.

   2. Each Noteholder, by execution of this Agreement, hereby appoints the Agent as such Noteholder's agent with full rights to act on behalf of such Noteholder as provided in this Agreement, and any action which may be taken on behalf of the Noteholders may be taken only by the Agent on behalf of the Noteholders. Debtor shall be entitled to treat and rely upon any action, agreement, waiver, modification or any other document or instrument (collectively, "action") taken or executed by the Agent as the action of all of the Noteholders, and no Noteholders shall have any right to take any action or seek to enforce any right or remedy in such Noteholder's own name. The Noteholder, together with the other Noteholders, shall jointly and severally (i) reimburse the Agent for all reasonable expenses incurred by the Agent in connection with its duties hereunder to the extent that they are not reimbursable by the Debtor, and (ii) indemnify and hold harmless the Agent against any and all losses, claims, liabilities, costs, payments and expenses, including reasonable legal fees for counsel who may be selected by the Agent, which may be imposed upon or incurred by the Agent hereunder, except as a result of the gross negligence or willful misconduct of the Agent. The Noteholder further agrees that it will not make any claim or commence any action against the Agent (x) for any action taken or the failure to take any action as Agent pursuant to this Agreement, (y) the exercise by the Agent of its judgment in determining whether to take or refrain from taking any action pursuant to this Agreement or (z) otherwise exercising, failing to exercise or waiving any rights pursuant to this Agreement except, with respect to any of the foregoing, as a result of the gross negligence or willful misconduct of the Agent. The Noteholder acknowledges that an affiliate of the Agent may be elected as a director of Debtor and, in such capacity, would have a fiduciary obligation towards Debtor. The Noteholder understands that in the event that an affiliate of the Agent becomes a director of Debtor, it is anticipated that such person will receive compensation for serving as a director, which may include, in whole or in part, options that have at an exercise price that is below the exercise price of the Warrants issued pursuant to the Subscription Agreements or the conversion price of the Notes. The Noteholder agrees that, regardless of whether the exercise price is greater or less than the exercise price of the Warrants or the conversion price of the Notes, neither the grant nor the exercise of the option shall cause an adjustment in the exercise price of the Warrants or the conversion price of the Notes.

   3. As security for the payment of all Liabilities, Debtor hereby assigns and grants to the Noteholders a continuing security interest in the Collateral, whether now owned or hereafter existing or acquired. The security interest granted pursuant to this Agreement shall be junior and subordinate to the rights of all of the holders of Senior Debt.

   4. (a) The Noteholders understand that the Company intends to grant Marquette a security interest in all of its assets and that Marquette will file a UCC-1 financing statement covering all of Debtor's assets. The Noteholders agree that the UCC-1 financing statement to be filed pursuant to this Agreement shall be deferred until the first to occur of (i) the date following the date on which Marquette make such filing or (ii) June 30, 2005. The UCC-1 Financing Statement shall be in substantially the form of Exhibit A to this Agreement. The Agent may file the UCC-1 Financing Statement without the signature of Debtor. Debtor covenants and agrees that its relationship with Marquette will only be as a factor.

         (b) The Noteholders agree that as long as any Senior Debt is outstanding, the Agent will not seek to exercise any right or remedy otherwise available to the Noteholders pursuant to this Agreement, the UCC or otherwise without the express written consent of all of the holders of Senior Debt. If requested by any holder of Senior Debt, the Agent shall execute any commercially reasonable formal subordination agreement with the holder of the Senior Debt. Debtor agrees that, as long as Notes in the principal amount of at least $250,000 are outstanding, it will not incur any Senior Debt other than Permitted Senior Debt.

         (c) Neither Debtor, the Noteholders nor the Agent shall inform any party to a license or distribution agreement to which Debtor is a party and which is part of the Collateral of the security interest in such agreement granted by this Agreement or seek to obtain the consent of any such party, except that, if the Agent exercises its rights following and during the continuation of an Event of Default, then, subject to the rights of the holders of Senior Debt, the Agent may contact such parties in a manner consistent with the exercise of its rights pursuant to this Agreement.

   5. Debtor agrees, subject to Sections 3 and 4 of this Agreement and the rights of the holders of Senior Debt, as follows with respect to the Collateral:

         (a) The Agent, on behalf of the Noteholders, may, at any time when any Liabilities are outstanding, if an Event of Default shall have occurred, require Debtor to give the Agent control of the Collateral. The Agent's control of the Collateral shall include, but not be limited to, the right, at Debtor's cost and expense, (i) to enter upon any premises on which any of the Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, (B) to dispose of any part or all of the Collateral on any premises of Debtor, as hereafter provided, (C) to require Debtor to assemble and make available to the Agent any part or all of the Collateral at any place and time designated by the Agent and reasonably convenient to both parties, it being agreed that a location in the Palm Beach County, Florida is reasonably convenient to Debtor, (D) to remove any or all of the Collateral from any premises on which the same may be located, for the purpose of effecting sale or other disposition thereof or for any other purpose, and (E) to take such action as the Agent deems appropriate, including the sale, lease, rental or other disposition of any such Collateral as hereinafter provided.

         (b) Debtor will take such action as the Agent may request in order to assist the Agent in exercising its rights under Section 4(a) of this Agreement, and the Agent or its designees may take such action, in the name and on behalf of Debtor, as the Agent deems necessary in order to enable the Agent to exercise its rights under said Section 4(a). Upon and during the continuance of an Event of Default, in the event that Debtor shall receive any cash, checks, drafts, wire transfers and other instruments for the payment of money in full or partial payment or otherwise as proceeds of any of the Collateral, Debtor shall immediately cause such amounts and items to be deposited in a lockbox account designated by the Agent.

         (c) Upon the occurrence and during the continuance of any Event of Default, as long as any Liabilities are outstanding, subject to the rights of the holders of the Senior Debt, the Agent may, without notice to or demand upon Debtor (except as set forth in this Section 5), declare any part or all of the Liabilities immediately due and payable, and the Agent shall (to the extent permitted by applicable law, Sections 3 and 4 of this Agreement and the instruments relating to the Senior Debt) have the following rights and remedies in addition to all other rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently:

              (i) The Agent may, at any time and from time to time, with or without judicial process or the aid and the assistance of others, sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, upon such terms, at such place(s) and time(s) and to such persons, firms or corporations as the Agent deem best, all without demand for performance or any notice or advertisement whatsoever except that, where an applicable statute requires reasonable notice of sale or other disposition, Debtor hereby agrees that the sending of five (5) days' notice, by ordinary mail, postage prepaid, to the address of Debtor set forth on the signature page of this Agreement or such other address as to which Debtor shall notify the Agent, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. If any of the Collateral is sold by the Agent upon credit or for future delivery, neither the Agent nor any Noteholder shall be liable for the failure of the purchaser to pay for same, and in the event of such failure, the Agent may resell or otherwise dispose of such Collateral. The Agent may buy any part or all of the Collateral at any public or private sale and in each case make payment therefor by any means, whether by credit against the Liabilities or otherwise; the Agent may apply the cash proceeds actually received from any sale or other disposition to the costs and expenses in connection therewith, including the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of the Collateral, to reasonable attorneys' fees, to legal and travel expenses, premiums on bonds and undertakings, fees of custodians, sheriffs, marshals and auctioneers and others, and all other expenses which may be incurred by the Agent in attempting to collect the Liabilities or in otherwise exercising its rights pursuant to this Agreement, proceed against the Collateral or enforce the Notes, or in the prosecution or defense of any action or proceeding related to the Liabilities or the Notes, and then to the Liabilities in such order and manner and as to principal and interest and other Liabilities as the Agent may in its sole discretion determine; provided, that any payments made to the Noteholders shall be made pro rata to all of the Noteholders, based on Debtor's liability to the Noteholders; and Debtor shall remain liable and will pay the Agent on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on any of the Liabilities, and the balance of any cost or expenses unpaid, with any surplus to be paid to Debtor subject to legal process or any duty of the Agent imposed by law in favor of the holder of any subordinate security interest in the Collateral known to the Agent. Any purchase of any Collateral by the Agent shall be purchased by it discharged from all claims and free from any right of redemption; provided, that any purchase of Collateral by the Agent for its own account and not on behalf of the Noteholders, shall require the prior approval of all of the Noteholders. In case of any sale by the Agent of any of the Collateral on credit, or for future delivery, the property so sold may be retained by the Agent until the selling price is paid by the purchaser. Neither the Agent nor any Noteholder shall incur any liability if the purchaser fails to take up and pay for the property so sold. In case of any such failure, the Collateral may be sold again, from time to time. It is understood that any action or rights which Agent may exercise shall be exercised by the Agent.

              (ii) If, and to the extent that, a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever, then such Collateral (referred to in this Section 5(c)(ii) as "released Collateral") shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest under this Agreement is being obtained contemporaneously or has been most recently obtained; but only to the extent such other Collateral does not represent either
(A) Collateral in exchange for which any previously released Collateral shall have been deemed released, or (B) Collateral of equivalent value to any loan or advance (otherwise than by renewal or extension) from the Agent to Debtor in which Collateral a perfected security interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or advance.

   6. (a) Subject to the Sections 3 and 4 of this Agreement and the rights of the holders of Senior Debt, Debtor:

              (i) will, upon request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent) and do such other acts and things, all as the Agent may from time to time reasonably request to establish and maintain a valid security interest in the Collateral to secure the payment of the Liabilities;

              (ii) will keep, at its address set forth in on the signature page of this Agreement or such other address as to which Debtor shall advise the Agent on ten (10) days' notice, its records concerning the Collateral, which records will be of such character as will enable the Agent or its designees to determine at any time the status of the Collateral, and Debtor will not, without the Agent's prior written consent, duplicate any such records at any other address;

              (iii) will permit the Agent and its designees, from time to time during normal business hours and on reasonable notice to Debtor, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Debtor pertaining to the Collateral;

              (iv) will, if requested by the Agent and approved by all of the holders of Senior Debt, stamp on its records concerning the Collateral, a notation, and will affix to any Collateral which constitutes equipment, a notice, in form satisfactory to the Agent, of the security interest of the Agent under this Agreement;

              (v) will reimburse the Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in seeking to collect or enforce any rights to the Collateral or under this Agreement or the Notes;

              (vi) when and as reasonably requested by the Agent, will execute and deliver to the Agent reports as to the Collateral listing all items thereof and, with respect to Collateral, describing the condition and value thereof;

              (vii) will assume all responsibility for the operation and use of the Collateral;

         (b) Subject to the Sections 3 and 4 of this Agreement and the rights of the holders of Senior Debt, the Agent may:

              (i) in its sole discretion and at any time but subject to the rights of the holders of Senior Debt, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by the Agent to preserve, protect, maintain or enforce the Liabilities, the Collateral or the priority of the security interest granted in this Agreement, and which Debtor fails to do or pay, including, without limitation, payment of any judgment against Debtor, any insurance premium, any warehouse charge, any processing charge, any landlord's claim, and any other lien, claim or encumbrance upon or with respect to the Collateral and any such payment shall be added to the Liabilities and shall be repayable upon demand, together with interest at the highest rate then payable on any of the Liabilities; and

              (ii) in its sole discretion and at any time, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Agent with respect to, any of the Collateral, and/or extend the time of payment, arrange for payment in installments or otherwise modify the terms of, or release, any of the Liabilities and/or the Collateral, or any obligor, maker, endorser, acceptor, surety or guarantor of, or any party to, any of the Liabilities or the Collateral, all without notice to or consent by Debtor and without otherwise discharging or affecting the Liabilities, the Collateral or the security interest granted in this Agreement.

         (c) Subject to the Sections 3 and 4 of this Agreement and the rights of the holders of Senior Debt, any proceeds of the Collateral received by Debtor shall not be commingled, but shall be segregated, held by Debtor in trust as the exclusive property of the Agent on behalf of and for the benefit of the Noteholders, and be immediately delivered to the Agent in kind, duly endorsed in blank where appropriate to effectuate the provisions of this Agreement, the same to be held by the Agent as additional Collateral hereunder or, at the Agents' option, to be applied to payment of the Liabilities, whether or not due and in any order, all as provided in Section 5(c) of this Agreement.

         (d) At any time, the Agent may assign, transfer and deliver or otherwise dispose of any of the Liabilities alone or together with any or all of the Collateral, whereupon such Agent shall be fully discharged from all responsibility and the transferee shall be vested with full powers and rights of such Agent with respect thereto, but the Agent shall retain all rights and powers with respect to any obligations or Collateral not assigned, transferred, delivered or otherwise disposed of.

   7. This Agreement and the Notes have been authorized by all necessary corporate action, and the performance of their respective terms has been obtained, and the Note and this Agreement constitute the valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury and other laws of general application affecting the enforcement of creditors' rights and except that any remedy in the nature of equitable relief shall be subject to the discretion of the court.

   8. To effectuate the terms and provisions of this Agreement and subject to the rights of the holders of Senior Debt and following the occurrence and during the continuation of an Event of Default, Debtor hereby designates and appoints the Agent, as attorney-in-fact of Debtor, with full power of substitution, and with authority: to receive, open and dispose of all mail addressed to Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as the Agent may designate; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into the Agent's possession; to execute proofs of claim and loss; to execute any endorsements or other instruments of conveyance or transfer; to institute any action or proceeding necessary for the recovery and collection of any moneys that may be due under insurance policies; to discharge, compound, adjust, compromise or release any claims under insurance policies; to execute releases; and to do all other acts and things necessary and advisable in the Agent's sole discretion to carry out and enforce this Agreement. All acts of said attorneys or designees are hereby ratified and approved and said attorneys or designees shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Liabilities shall remain unpaid.

   9. Debtor hereby authorizes the Agent, in connection with this Agreement, and to the extent permitted by law, to execute and file at any time or times one or more financing statements or equivalent instruments and continuation statements under the UCC or otherwise, with respect to any or all of the Collateral signed only by the Agent .

   10. The Agent may at any time resign hereunder by giving written notice of its resignation to Debtor and the Noteholders, at their addresses set forth on their respective signature pages, at least twenty (20) Business Days prior to the date specified for such resignation to take effect. A successor Agent shall be selected by the Noteholders holding a majority of the principal amount of Notes then outstanding prior to the effective date of the Agent's resignation, and notice of such selection shall be given to Debtor. Any successor Agent shall have all of the rights of the Agent pursuant to this Agreement. If the Noteholders fail to appoint a successor Agent prior to the effective date of the

Agent's resignation, whether on the date as set forth in the initial notice or such later date as the Agent shall have advised Debtor and the Noteholders in writing, Debtor may, on five (5) Business Days' notice to the Noteholders, terminate this Agreement, whereupon the security interest of the Noteholders in the Collateral shall terminate.

   11. Upon payment by Debtor of all of the Liabilities, this Agreement and all of the Noteholders' and the Agent's rights in the Collateral and obligations under this Agreement shall terminate, and the Agent shall, at the request of Debtor, execute and deliver to Debtor appropriate UCC-3 termination statements and such other instruments as Debtor may reasonably request in connection therewith. Notwithstanding the foregoing, this Agreement and the security interest granted by, and the rights of the Noteholders and the Agent under, this Agreement shall be reinstated in full force and effect if the Agent surrender, whether voluntarily or otherwise, any payments made to the Agent or the Noteholders (a) because such payment is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds, or
(b) for any other reason, including, without limitation, (i) any judgment, decree or order to any court or administrative body having jurisdiction over the Agent or any of its property, or (ii) any settlement or compromise of any such claim effected by the Agent with any such claimant.

   12. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Debtor and the Noteholders and any successor to the Agent as provided in Section 10 of this Agreement; provided, however, that nothing in this Agreement shall permit Debtor to assign any of its obligations under this Agreement.

   13. Debtor, at its own expense, shall execute and deliver, from time to time, any and all further or other instruments, and perform such acts, as the Agent may reasonably request to effect the purposes of this Agreement and to secure to the Agent the benefits of all rights, authorities and remedies conferred upon the Agent by the terms of this Agreement.

   14. Any notice, request, demand, statement, authorization, approval, consent or other communication pursuant to this Agreement shall be in writing and signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail or overnight courier service as provided in this Section 14. Notices shall be deemed given on the date of receipt. Notices shall be sent to the parties at their respective addresses set forth on the signatures pages of this Agreement. Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

   15. No act, failure or delay by the Agent shall constitute a waiver of the Agent's or any Noteholders' rights and remedies under this Agreement or otherwise. No single or partial waiver by the Agent of any covenant, warranty, representation, event of default, right or remedy which the Agent may have shall operate as a waiver of any other covenant, warranty, representation, event of default, right or remedy or of the same covenant, warranty, representation, event of default, right or remedy on a future occasion. Each Noteholder understands and agrees that the Agent shall have the full power and authority to waive any right under this Agreement or agree to any amendment or modification of this Agreement (but not any Note). Debtor hereby waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Liabilities or the Collateral, and any and all notices or demands whatsoever (except as expressly provided in this Agreement or the Notes).

   16. This Agreement, and the respective rights, duties and obligations of the parties pursuant to this Agreement, shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be performed wholly within such State. In the event of any litigation with respect to any matter connected with this Agreement, the Liabilities or the Collateral, Debtor hereby waives all rights to a trial by jury, rights of setoff, crossclaim and counterclaim of any nature to the extent Debtor may legally do so. Debtor hereby (a) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement any or all of the Liabilities, any document or instrument delivered with respect to any of the Liabilities, the Collateral, this Agreement and/or the Notes shall be brought in any Federal or state court in the County of Palm Beach, State of Florida, and (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts. In any such litigation, Debtor waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made by either (i) certified or registered mail or by an overnight courier service that provides evidence of delivery, directed to Debtor at its place of business set forth in Section 14 of this Agreement or (ii) any other method of service permitted by law.

   17. If any provision of this Agreement shall be held to be incomplete, invalid, illegal or unenforceable, the validity of all other provisions of this Agreement shall in no way be affected thereby, it being understood that the parties desire that this Agreement be enforced to the maximum extent permitted by law, and the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

   18. This Agreement constitutes the entire agreement and understanding of the parties, superseding any and all prior written and prior and contemporaneous oral agreements, understandings and letters of intent, and may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties in the case of a modification or amendment or the party to be charged in the case of a waiver. No course of conduct or dealing and no trade custom or usage shall be construed to modify or amend any of the provisions of this Agreement. The failure of any of the parties to this Agreement to enforce any provision of this Agreement on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

   19. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   20. This Agreement shall bind and inure to the benefit of the parties, and their respective executors, administrators, successors and assigns.

   21. Each of the parties to this Agreement shall execute and deliver to the other party, without charge to the other party, any further instruments and documents and take such other action as may be requested by the other party in order to provide for the other party the benefits of this Agreement.

   22. All references to the masculine, feminine and neuter genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular.

                  [Remainder of Page Intentionally Left Blank]

                          [Counterpart Signature Page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, the day and year first above written.

Address, Fax No. and e-mail                     Name and Signature
1515 North Federal Highway; Suite 418           ADSOUTH PARTNERS, INC.
Boca Raton, FL  33432
Fax No (561) 750-0420
E-Mail: lee@adsouthinc.com
        ------------------

                                                By:___________________________
With a copy to:                                 Name:
Asher S. Levitsky P.C.                          Title:
Esanu Katsky Korins & Siger, LLP
605 Third Avenue
New York, NY 10158
Fax No. (212) 716-3338
E-Mail: alevitsky@ekks.com
        ------------------





                                                By:___________________________
                                                Name:
                                                Title:

Lender's Name, Address, Fax No. and e-mail          Note Principal


_________________________________
(name of lender)


By:_______________________________________
Name:
Title:
Address:

                                                                      Exhibit A

                      [Description of Collateral for UCC-1]

(i) all equipment (including without limitation, all machinery, tools, fixtures (other than fixtures for which a security interest is perfected other than by a filing under the UCC), computers and furniture) and accounts receivable (other than Exclude Accounts Receivable), all inventory (including without limitation, all merchandise, raw materials, work in process, finished goods and supplies) of any kind and all packaging and shipping materials, and any documents relating thereto, and all right, title and interest of Debtor therein and thereto, whether now owned or hereafter acquired by Debtor and wherever located; (ii) all rights in agreements granting Debtor license and distribution rights, but only if, and to the extent that, Debtor has the right to transfer such rights without the consent of the other party thereto; (iii) all instruments, documents of title, policies and certificates of insurance, securities, general intangibles, intellectual property (other than rights that are expressly excluded from the definition of Collateral), bank deposits, deposit accounts, checking accounts and any and all monies, drafts, notes, items and other property of Debtor and the proceeds thereof, now or hereafter held or received by, or in transit to any Noteholder from or for Debtor, whether for safekeeping, custody, pledge, transmission or otherwise, and any and all balances, sums, proceeds and credits of Debtor with, and any and all claims of Debtor against any Noteholder at any time existing; (v) all accessions, additions or improvements to, all replacements, substitutions and parts for, and all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds or claims by Debtor against third parties, for loss or damage to or destruction of any or all of the foregoing Collateral, and (vi) all books, records, documents and property relating to and all proceeds and products relating to or resulting from all of the foregoing; provided, however, that Collateral shall not include any funds, deposits, certificates of deposit, securities or similar assets pledged to any creditor or any other assets for which possession of the assets is necessary for perfection or for which a filing is required in the United States Patent and Trademark Office.

Excluded Accounts Receivable shall mean any account receivable which Debtor sells or otherwise conveys to Marquette Commercial Finance, Inc. or any other party that is both (i) a holder of Permitted Senior Debt and (ii) a party that either purchases accounts receivable from Debtor or provides Debtor which financing secured by accounts receivable. All accounts receivable shall be treated as Excluded Accounts Receivable until such time as Debtor, for any reason, excludes such Accounts Receivable from the accounts receivable sold to such holder of Permitted Senior Debt or does not borrow against such account receivable from such holder of Permitted Senior Debt.

The security interest is subordinated to the rights of the holders of Senior Debt, as defined in the Security Agreement dated as of May 16, 2005, among Debtor, _______________________, as Agent, and _________________________ and the
other secured parties named therein.